SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2002

                                Emex Corporation
             (Exact name of registrant as specified in its charter)

           Nevada                          0-5781                83-0211955
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                   File No.)          Identification No.)

12600 West Colfax Avenue, Suite C-500, Lakewood, Colorado          80215
        (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (303) 986-0100

ITEM 5 - OTHER EVENTS

On Tuesday, December 31, 2002, Emex Corp (the "Company") announced, by way of a press release, that it intended to file for Bankruptcy protection and to liquidate its assets under Chapter 7 of the Bankruptcy Code. Because the Company generated no material revenues in 2002 and because the Company has been unable to secure additional funding to fund operations in 2003, today the Company filed a Bankruptcy petition under Chapter 7 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Colorado.

The Company believes that its assets will be insufficient to satisfy the claims of all creditors and it is unlikely that the Company's shareholders will be eligible to participate in any distributions of the Company's assets as a result of the Bankruptcy. Upon liquidation, the Company will cease operations and wind up its business. On that basis, and on the basis of the public announcement of the Company's liquidation in a Chapter 7 Bankruptcy, in accordance with previous no-action letters issued by the Securities and Exchange Commission (the "SEC") (see, Paiute Oil and Mining Corp.,1987 SEC No-Act. LEXIS 2459) the Company expects that it will cease to file reports under the Securities Exchange Act of 1934.

EXHIBITS

Exhibit 99.1      December 31, 2002 Press Release


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EMEX CORPORATION



Date: December 31, 2002                     By: /s/ Walter W. Tyler
                                               --------------------------------
                                               Walter W. Tyler, Director,
                                                President and CEO


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